Exhibit 1.1
EXECUTION VERSION

AMERICAN AIRLINES, INC.

Pass Through Certificates, Series 2009-1A

UNDERWRITING AGREEMENT

Dated: As of June 29, 2009

AMERICAN AIRLINES, INC.
Pass Through Certificates, Series 2009-1A
Underwriting Agreement
June 29, 2009
To the Underwriters named in Schedule I
Ladies and Gentlemen:
          American Airlines, Inc., a Delaware corporation (the “Company”), and wholly-owned subsidiary of AMR Corporation, a Delaware corporation (the “Parent”), proposes that U.S. Bank Trust National Association, a national banking association (“U.S. Bank”)(as successor to State Street Bank and Trust Company of Connecticut, National Association), acting not in its individual capacity but solely as successor pass through trustee (the “Trustee”) under the Pass Through Trust Agreement dated as of March 21, 2002 (the “Basic Agreement”), as supplemented for pass through certificates (the “Class A Certificates”) to be purchased hereunder by a Trust Supplement No. 2009-1A (the “Class A Trust Supplement”), between the Company and the Trustee (the Basic Agreement, as supplemented by the Class A Trust Supplement, being referred to herein as the “Class A Trust Agreement”), issue and sell to the underwriters named in Schedule I hereto (collectively, the “Underwriters”) its Class A Certificates in the aggregate amount and with the interest rate and final expected distribution date set forth on Schedule A hereto on the terms and conditions stated herein and in Schedule II.
          The Class A Certificates will represent interests in the Company’s 2009-1A Pass Through Trust (the “Class A Trust”) established pursuant to the Class A Trust Agreement to fund the purchase of equipment notes (the “Equipment Notes”) to be issued by the Company in connection with the financing of four Boeing 777-223ER aircraft owned by the Company (the “777-223ER Aircraft”) and sixteen Boeing 737-823 aircraft to be delivered to the Company on or October 31, 2010 (or later under certain circumstances)(the “737-823 Aircraft”). Subject to the terms and conditions of the Note Purchase Agreement (as defined below), in the case of the 737-823 Aircraft, and the relevant participation agreements between the Company and U.S. Bank, as Trustee, Loan Trustee and Subordination Agent (each, a “Participation Agreement”), the Equipment Notes will be issued under twenty separate Indenture and Security Agreements between U.S. Bank, as Loan Trustee (the “Loan Trustee”), and the Company (each, including any supplements thereto, an “Indenture” and, collectively, the “Indentures”).
          A portion of the cash proceeds from the sale of the Class A Certificates in the arrangement specified in the Final Prospectus (as defined below) will be applied at the Closing Time (as defined below) to purchase the Equipment Notes in respect of the 777-223ER Aircraft. The remaining portion of the cash proceeds from the sale of the Class A Certificates will be paid to U.S. Bank National Association (“U.S. Bank N.A.”), acting as escrow agent (the “Escrow Agent”), under an Escrow and Paying Agent Agreement among the Escrow Agent, the

Underwriters, the Trustee and U.S. Bank, as paying agent (the “Paying Agent”), for the benefit of the holders of the Class A Certificates (the “Escrow Agreement”). The Escrow Agent will deposit such cash proceeds (the “Deposits”) with The Bank of New York Mellon (the “Depositary”), in accordance with a deposit agreement relating to the Class A Trust (the “Deposit Agreement”), and will withdraw Deposits upon request to allow the Trustee of the Class A Trust to purchase Equipment Notes in respect of the 737-823 Aircraft from time to time pursuant to a Note Purchase Agreement to be dated as of the Closing Time (as defined below) among the Company, the Trustee and U.S. Bank, as the Paying Agent and the Escrow Agent (the “Note Purchase Agreement”) . With respect to each Class A Certificate, the Escrow Agent will issue a receipt to be attached to such Class A Certificate (each an “Escrow Receipt”) representing a fractional undivided interest of the holder of such Class A Certificate in amounts deposited with the Depository on behalf of the Escrow Agent and will pay to such holders through the Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the Deposit Agreement at a rate per annum equal to the interest rate applicable to such Class A Certificate.
          Certain amounts of interest payable on the Class A Certificates issued by the Class A Trust will be entitled to the benefits of a liquidity facility. Natixis S.A., acting via its New York Branch (the “Liquidity Provider”) will enter into a revolving credit agreement with respect to the Class A Trust (the “Liquidity Facility”), to be dated as of the Closing Time, for the benefit of the holders of the Class A Certificates. The Liquidity Provider and the holders of the Class A Certificates will be entitled to the benefits of an Intercreditor Agreement to be dated as of the Closing Time (the “Intercreditor Agreement”) among the Trustee, U.S. Bank, as subordination agent and trustee thereunder (the “Subordination Agent”), and the Liquidity Provider.
          As used herein, unless the context otherwise requires, the term “Underwriters” shall mean firms named as Underwriters in Schedule I, and the terms “you” and the “Representatives” shall mean Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.
          Capitalized terms not otherwise defined in this Agreement shall have the meanings specified therefore in the Class A Trust Agreement or the Intercreditor Agreement; provided that, as used in this Agreement, the term “Operative Documents” shall mean the Intercreditor Agreement, the Liquidity Facility, the Participation Agreements, the Indentures, the Class A Trust Agreement, the Escrow Agreement, the Deposit Agreement and the Note Purchase Agreement.
          The Company has prepared and filed on Form S-3 with the Securities and Exchange Commission (the “Commission”) a registration statement (File Nos. 333-136563 and 333-136563-01) relating to the Company’s pass through certificates (including the Class A Certificates) and other securities (collectively, the “Securities”) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Securities Act, is herein called the “Registration Statement.” The

Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As provided in Section 3(a) hereof, promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Class A Certificates in accordance with the provisions of Rule 430B under the Securities Act (“Rule 430B”) and paragraph (b) of Rule 424 under the Securities Act (“Rule 424”). Any information included in such final prospectus that was omitted form the Original Registration Statement but that is deemed to be part of and included in such registration statement pursuant to Rule 430B(f) is referred to as the “Rule 430B Information.”
          The term “Statutory Prospectus” means the preliminary prospectus supplement relating to the Class A Certificates that omits Rule 430B Information, together with the base prospectus included in the Original Registration Statement, and including any document incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below).
          The term “Final Prospectus” means the final prospectus supplement relating to the Class A Certificates and the base prospectus, collectively, in the form first filed pursuant to Rule 424(b) after the execution of this Agreement, which includes the Rule 430B Information, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time the Final Prospectus was issued.
          Any reference to any amendment or supplement to the Final Prospectus shall be deemed to refer to and include any document incorporated by reference after the date of such Final Prospectus. Any reference to any amendment to the Registration Statement shall be deemed to include any document incorporated by reference after the effective time of such Registration Statement.
          The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the public offering of the Class A Certificates that is prepared or approved in writing in advance by the Company and that is required to be filed with the Commission by the Company.
          The term “Applicable Time” shall mean 3:00 p.m. (New York Time) on June 29, 2009.
          The terms of the public offering of any of the Class A Certificates are set forth in the General Disclosure Package relating thereto and the Final Prospectus. The term “General Disclosure Package” means the Statutory Prospectus and the Issuer Free Writing Prospectus, if any, identified in Schedule A hereto, all considered together.
          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:
     (a) Form S-3 Eligibility. The Company meets the requirements for use of Form S-3 under the Securities Act.
     (b) Effective Registration Statement. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)) eligible to use the

Registration Statement as an automatic shelf registration statement; the Registration Statement has been filed with the Commission, became effective upon filing under Rule 462(e) under the Securities Act and is an “automatic shelf registration statement” as defined in Rule 405; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; no order preventing or suspending the use of the Statutory Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; any request on the part of the Commission for additional information has been complied with to the reasonable satisfaction of counsel to the Underwriters, and the Statutory Prospectus containing the Rule 430B Information shall be filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). At the respective times the Original Registration Statement and each amendment thereto became effective, at any deemed effective date pursuant to Rule 430B(f)(2) and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act (the “Securities Act Regulations”) and the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations under the TIA . At the deemed effective date, pursuant to Rule 430B(f)(2), the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 1(b) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture.
     (c) Final Prospectus and General Disclosure Package. Neither the Final Prospectus nor any amendments or supplements thereto, at the time the Final Prospectus or any such amendment or supplement is issued and at the Closing Time, will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Final Prospectus will comply when filed with the Commission in all material respects with the Securities Act Regulations and each of the Statutory Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with this offering was or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T or required under Rule 424(e) under the Securities Act; as of the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

and each Issuer Free Writing Prospectus as of its date did not include any information that conflicts with the information contained in the Registration Statement or the Statutory Prospectus that has not been superseded or modified; provided, however, that the representations and warranties in this Section 1(c) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture.
     (d) Incorporated Documents. The General Disclosure Package and the Final Prospectus as delivered from time to time shall incorporate by reference (i) the most recent Annual Report of each of the Parent and the Company on Form 10-K, as amended, filed with the Commission, (ii) each Quarterly Report of each of the Parent and the Company on Form 10-Q, as amended, filed with the Commission, (iii) each Current Report of each of the Parent and the Company on Form 8-K filed (not furnished) with the Commission and (iv) such other reports as are specifically incorporated by reference in the General Disclosure Package and the Final Prospectus (the “Incorporated Documents”). The Incorporated Documents filed on or before the date hereof or hereafter are referred to herein as the “SEC Reports.” The Incorporated Documents at the time they were or hereafter are filed with the Commission, or if amended, as so amended, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”). The Company will give the Representatives notice of its intention to make any filings pursuant to the Exchange Act or the Exchange Act Regulations from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents prior to such proposed filing.
     (e) Financial Statements. The consolidated financial statements of each of the Parent and the Company, together with the related schedules and notes, included in the SEC Reports and incorporated by reference in the Registration Statement and the Statutory Prospectus and to be incorporated by reference in the Final Prospectus, present fairly the financial position of each of the Parent and the Company and their consolidated subsidiaries at the dates indicated and the statement of income, shareholders’ equity and cash flows of each of the Parent and the Company and their consolidated subsidiaries for the periods specified; and said financial statements have been or will be prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as indicated in the footnotes to such financial statements). The supporting schedules included in the SEC Reports and incorporated by reference in the General Disclosure Package and to be incorporated by reference in the Final Prospectus present fairly in accordance with GAAP the information required to be stated therein.
     (f) Independent Accountants. Ernst & Young LLP, who reported on the annual consolidated financial statements of the Parent and the Company that are incorporated by reference in the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations.
     (g) No Material Adverse Change in Business. Since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or the earnings, results of operations or general affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company.
     (h) Good Standing of the Parent and the Company. Each of the Parent and the Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement. Each of the Parent and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X).
     (i) Capitalization. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Parent directly, free and clear of any liens, encumbrances, equities or claims (except for the security interest in all of the common stock of the Company granted by the Parent pursuant to the Pledge Agreement, dated as of December 17, 2004, from the Parent to Citicorp USA, Inc., as collateral agent).
     (j) Air Carrier Certification. The Company (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a), (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102.
     (k) Authorization of Agreements. This Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party have each been duly authorized by the Company. This Agreement and each Operative Document to which the Company is, or is to be, a party, have been or (subject to the satisfaction of conditions precedent set forth in the Note Purchase Agreement, in the case of the 737-823 Aircraft, and the Participation Agreements) will be at or prior to the Closing Time, in the case of the 777-223ER Aircraft, or the applicable Closing Date (as defined in the applicable Participation Agreement), in the case of the 737-823 Aircraft, duly executed and delivered by the Company. The Equipment Notes will be (subject to the satisfaction of conditions precedent set forth in the Note Purchase Agreement, in the case of the 737-823 Aircraft, and the Participation Agreements) duly executed and delivered by the Company at or prior to the Closing Time, in the case of the 777-223ER Aircraft, or the applicable Closing Date, in the case of the 737-823 Aircraft. The Operative Documents to which the Company is, or is to be, a party, when duly executed and delivered by the Company, assuming that such documents constitute the legal, valid and binding obligations of each other party thereto constitute or will constitute valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. The Basic Agreement as executed is substantially in the form filed as an exhibit to the Registration Statement and has been duly qualified under the TIA. When executed, authenticated, issued and delivered in the manner provided for in the Escrow Agreement, the Escrow Receipts will be legally and validly issued and will be entitled to the benefits of the Escrow Agreement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. The Class A Certificates, the Equipment Notes, the Escrow Receipts and the Operative Documents will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Prospectus.
     (l) Class A Certificates are Valid and Binding Obligations. When duly executed, authenticated and delivered by the Trustee in accordance with the terms of the Class A Trust Agreement and sold and paid for as provided in this Agreement, the Class A Certificates will be validly issued pursuant to the Class A Trust Agreement and will constitute valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity; and the holders of the Class A Certificates will be entitled to the benefits of the Class A Trust Agreement.
     (m) Equipment Notes are Valid and Binding Obligations. The Equipment Notes, when duly executed and delivered by the Company and when duly authenticated by the Loan Trustee in accordance with the terms of the related Indentures, will be duly issued under such Indentures and will constitute valid and binding obligations of the Company; and the holders thereof will be entitled to the benefits of the related Indentures, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity.
     (n) Absence of Defaults and Conflicts. The Company is not in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Equipment Notes or the Class A Certificates; and the execution and delivery by the Company of this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with its obligations hereunder and thereunder and the terms hereof and thereof do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Equipment Notes or the Class A Certificates), or result in a violation of the provisions of the Certificate of Incorporation or By-Laws, as amended, or other constituting or organizational document of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except, in each case, for such conflicts, breaches, violations or defaults, that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Equipment Notes or the Class A Certificates. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment prior to the stated maturity or date of mandatory redemption or repayment thereof of all or a portion of such indebtedness by the Company.
     (o) Absence of Labor Dispute. Other than as described in the General Disclosure Package and the Final Prospectus, no labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, which the Company expects to have a Material Adverse Effect.
     (p) Absence of Proceedings. Other than as set forth in the General Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries which, in the judgment of the Company, is likely to result in a Material Adverse Effect.
     (q) Absence of Further Requirements. No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Class A Certificates and the Equipment Notes, for the valid authorization, execution, delivery and performance by the Company of this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, or for the consummation by the Company of the transactions contemplated by this Agreement, the Equipment Notes and the Operative Documents to

which the Company is, or is to be, a party, except (i) such as has been already obtained or made, (ii) such as are required under the Securities Act or the Securities Act Regulations or the securities or Blue Sky laws of the various states, and (iii) filings or recordings with respect to the Aircraft with the Federal Aviation Administration and registration with the International Registry and under the Uniform Commercial Code as in effect in Delaware.
     (r) Investment Company Act. The Company is not, nor upon the issuance and sale of the Class A Certificates as contemplated by this Agreement and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Prospectus will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”), nor will the Class A Trust or the escrow arrangements relating to the Class A Trust contemplated by the Escrow Agreement be required to register as an “investment company” as defined in the 1940 Act.
     (s) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of its predecessors in interest), or at, upon or from any of the property now or previously owned or leased by the Company in violation of, and the Company has no liability under, any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit applicable to the Company, except for any violation, liability or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations, liabilities and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind by the Company onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection or human health. In the ordinary course of its business, the Company conducts a periodic review of the effect of any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, and hazardous and toxic substances and wastes, pollutants and contaminants (“Environmental Laws”) on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities have not had and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (t) ERISA. Each of the Parent and Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either the Parent or the Company would have any liability; neither the Parent nor the Company has incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which either the Company or American would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which either the Parent or the Company reasonably expects would cause the loss of such qualification.
     (u) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its respective properties.
     (v) Taxes. The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, except for such exceptions as would not individually or collectively have a Material Adverse Effect, and has paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings, and no tax deficiency has been determined adversely to the Company which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have, a Material Adverse Effect.
     (w) Internal Controls. The Company (A) makes and keeps accurate books and records that, in reasonable detail, accurately and fairly reflect the transactions and disposition of the assets of the Company, and (B) maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s authorization and (iv) the recorded accountability for its assets is compared with existing assets at reasonable intervals. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company is not aware of any material weaknesses in its internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information. Since the date of the latest audited financial statements included in the General Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (x) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.
     (y) No Unlawful Payments. The Company has implemented compliance programs for purposes of (i) informing the appropriate officers and employees of the Company and its subsidiaries of (A) the Company’s policies against (1) the use of corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (2) direct or indirect unlawful payments to any foreign or domestic government official or employee from corporate funds, (3) violations of the Foreign Corrupt Practices Act of 1977, as amended, and (4) making any bribes, rebates, payoffs, influence payments kickbacks or other unlawful payments and (ii) requiring such officers and employees to report to the Company any knowledge they may have of violations of the Company’s policies referred to above and no such reports have been made.
     (z) No Brokerage Commission; Finder’s Fee. To the best of the Company’s knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (aa) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
     (bb) Well-Known Seasoned Issuer. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405; and (B) at the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405.
     (cc) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies and third parties, governmental or otherwise, necessary to conduct the business now operated by them as described in the General Disclosure Package and the Final Prospectus, except for such failures to possess Licenses as would not, singly or in the aggregate, result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (dd) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.
     2. Purchase and Sale; Closing. (a) On the basis of the representations, warranties and agreements herein contained (except as may be otherwise specified in Schedule II) and subject to the terms and conditions herein and therein set forth, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at a purchase price of 100% of the face amount thereof, the aggregate face amount of Class A Certificates set forth opposite the name of such Underwriter in Schedule I. Concurrently with the issuance of the Class A Certificates, the Escrow Agent shall issue and deliver to the

Trustee the Escrow Receipts in accordance with the terms of the Escrow Agreement, which Escrow Receipts shall be attached to the related Class A Certificates.
     (b) Payment of the purchase price for, and delivery of, the Class A Certificates (with attached Escrow Receipts) shall be made at the date, time and location or locations specified in Schedule II, or at such other date, time or location or locations as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 7 (such date and time being herein called the “Closing Time”). Unless otherwise specified in Schedule II, payment shall be made to or upon the order of the Trustee by federal funds wire transfer or other immediately available funds against delivery to the accounts of the Representatives at The Depository Trust Company for the respective accounts of the several Underwriters of the Class A Certificates. Such Class A Certificates (with attached Escrow Receipts) shall be registered in the name of Cede & Co. or in such other names, and in such authorized denominations as you may request in writing at least two full business days before the Closing Time. Certificates for such Class A Certificates (with attached Escrow Receipts), which may be in temporary form, will be made available for examination and packaging by you at the location or locations at which they are to be delivered at the Closing Time (or such other location as may be specified for that purpose in Schedule II) not later than 10:00 A.M. on the business day prior to the Closing Time.
     (c) The Company will pay to the Representatives at the Closing Time for the accounts of the Underwriters any fee, commission or other compensation which is specified in Schedule II hereto. Such payment will be made by federal funds wire transfer or other immediately available funds.
     3. Covenants. The Company covenants with each Underwriter as follows:
     (a) Immediately following the execution of this Agreement, the Company will (x) prepare the Final Prospectus that complies with the Securities Act and the Securities Act Regulations and which sets forth the face amount of the Class A Certificates and their terms not otherwise specified in the basic prospectus relating to all offerings of pass through certificates under the Registration Statement, the name of each Underwriter participating in the offering and the face amount of the Class A Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Class A Certificates are to be purchased by the Underwriters from the Trustee, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Class A Certificates and (y) file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) within the time required by such rule. The Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 and will furnish to the Underwriters as many copies of the Final Prospectus as you shall reasonably request.
     (b) During the period when a prospectus (or in lieu, thereof, a notice referred to in Rule 173(a) under the Securities Act (“Rule 173(a)”) relating to the Class A Certificates is required to be delivered under the Securities Act, the Company will promptly advise you of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Final Prospectus, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Final Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Class A Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) If, at any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Class A Certificates is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Securities Act or the Securities Act Regulations, the Company promptly will prepare and file with the Commission, subject to paragraph (d) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and the Company will use its reasonable efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Class A Certificates). Neither your consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 4.
     (d) At any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Class A Certificates is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you shall reasonably object.
     (e) The Company has furnished or will furnish, if requested, to you and your counsel, without charge, conformed copies of the Original Registration Statement and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and the copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. So long as delivery of a Final Prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) by the Underwriter may be required by the Securities Act, the Company will furnish as many copies of any Statutory Prospectus, the Final Prospectus and any amendments thereof and supplements thereto as you may reasonably request and the Final Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or required under Rule 424(e).
     (f) The Company shall use its reasonable efforts, in cooperation with the Underwriters, to qualify the Class A Certificates for offering and sale under the applicable securities laws of such states in the United States as the Underwriters may reasonably designate and will maintain such qualifications in effect so long as required in connection with the distribution of the Class A Certificates; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) The Company intends to use the proceeds received by it from the sale of the Equipment Notes in the manner to be indicated in the Final Prospectus under “Use of Proceeds.”
     (h) The Company shall cooperate with the Underwriters and use its reasonable efforts to permit the Class A Certificates to be eligible for clearance and settlement through the facilities of DTC.
     (i) The Company, during the period when a Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) relating to the Class A Certificates is required to be delivered, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.
     (j) The Company represents and agrees that, unless it obtains the prior consent of each Underwriter, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Class A Certificates that would constitute an “issuer free writing prospectus,” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 as applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

     (k) Between the date of this Agreement and the Closing Time, the Company will not, without your prior consent, offer, sell or enter into any agreement to sell any public debt securities registered under the Securities Act (other than the Class A Certificates) or any debt securities which may be sold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A under the Securities Act and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act.
     The Representatives agree that in the aggregative, the Pass Through Certificates will be widely offered. Each Underwriter and each other member of the underwriting group that offers or sells Pass Through Certificates agree that the Pass Through Certificates offered by such Underwriter and such other member of the underwriting group will be primarily offered in the United States to United States persons. The term “United States person” shall have the meaning set forth in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.
          4. Conditions to the Obligations of the Underwriters . Except as otherwise provided in Schedule II, the obligations of the Underwriters to purchase and pay for the Class A Certificates pursuant to this Agreement shall be subject to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and the Closing Time, to the accuracy of the statements of the Company’s officers made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
     (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.
     (b) At the Closing Time, you shall have received:
     (1) An opinion and letter, dated the Closing Time, from Gary F. Kennedy, Senior Vice President and General Counsel of the Company, in form reasonably satisfactory to you and your counsel substantially in the form of Exhibits A-1 and A-2.
     (2) An opinion, dated as of the Closing Time, of Debevoise & Plimpton LLP, as counsel for the Company, in form reasonably satisfactory to you and your counsel substantially in the form of Exhibit B.
     (3) An opinion, dated as of the Closing Time, from (i) Shipman & Goodwin LLP, counsel for U.S. Bank, individually, as Subordination Agent, Trustee and Loan Trustee, and (ii) Richards, Layton & Finger, P.A., corporate counsel to the Subordination Agent, Trustee and Loan Trustee, each in form and substance reasonably satisfactory to you and your counsel and substantially to the effect set forth in Exhibit C-1 and C-2 hereto, respectively.
     (4) An opinion, dated as of the Closing Time, from (i) Pillsbury Winthrop Shaw Pittman LLP, special counsel for the Liquidity Provider, (ii)

Sidley Austin LLP, New York counsel for the Liquidity Provider, and (iii) Christian Le Hir, Chief Legal Officer of the Liquidity Provider, each in form and substance satisfactory to you and your counsel, substantially to the effect set forth in Exhibits D-1, D-2 and D-3 hereto, respectively.
     (5) An opinion, dated as of the Closing Time, from Shipman & Goodwin LLP, counsel for U.S. Bank N.A., as Escrow Agent, in form and substance satisfactory to you and your counsel, substantially to the effect set forth in Exhibit E hereto.
     (6) An opinion, dated as of the Closing Time, from Richards, Layton & Finger, P.A., tax counsel to the Trustee, in form and substance reasonably satisfactory to you and your counsel and substantially to the effect set forth in Exhibit F hereto.
     (7) An opinion, dated as of the Closing Time, from (i) Lincoln Finkenberg, Managing Counsel for the Depositary, and (ii) Bryan Cave LLP, counsel for the Depositary, each in form and substance reasonably satisfactory to you and your counsel and substantially to the effect set forth in Exhibit G-1 and G-2 hereto, respectively
     (8) An opinion, dated as of the Closing Time, from Shearman & Sterling LLP, counsel for the Underwriters, to the effect that the opinions delivered pursuant to subsections (b)(1) through (b)(7) of this Section 4 appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you and with respect to the issuance and sale of the Class A Certificates, the Registration Statement, the General Disclosure Package, the Final Prospectus and other related matters as you may reasonably require.
     (c) i) At the Closing Time, there shall not have been, since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of such Closing Time, to the effect that there has been no such material adverse change and to the effect that the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though made at such Closing Time.
     (d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, neither Moody’s Investors Service, Inc. (“Moody’s”) nor Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), shall have downgraded the rating accorded any of the Company’s securities (except for any pass through certificates) or announced that any probable downgrading of such rating is about occur in the near future; provided that maintenance by either Moody’s or S&P of their existing negative outlook for the Company (without any definitive indication that a probable downgrade is about to occur in the near future) shall not constitute a violation of this condition.
     (e) Promptly after the execution of this Agreement and also at the Closing Time, you shall have received from Ernst &Young LLP a letter or letters, dated as of the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained, or incorporated by reference in the General Disclosure Package and the Final Prospectus.
     (f) At the Closing Time, each of (1) the Equipment Notes, the Participation Agreements (including all the legal opinions, documents and certificates required to be delivered as conditions precedent to the issuance of Equipment Notes thereunder) and the Indentures relating to the 777-223ER Aircraft and (2) the Intercreditor Agreement, the Liquidity Facility, the Class A Trust Agreement, the Escrow Agreement, the Deposit Agreement and the Note Purchase Agreement shall have been executed and delivered by each party thereto; the representations and warranties of the Company contained in such agreements shall be accurate as of the Closing Time and you shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of the Closing Time, to such effect.
     (g) The Company shall have furnished to you and your counsel, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in subsection (b)(8) of this Section 4 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.
     (h) Each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Company and dated the date hereof, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.
     (i) At the Closing Time, the Class A Certificates shall be rated “A-” by S&P; and “Baa3” by Moody’s.
          All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are in all respects satisfactory to you and your counsel.

          If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by any Underwriter, such failure to fulfill a condition may be waived by you, or this Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Sections 5, 6 and 8 hereof, which provisions shall remain in effect notwithstanding such termination.
          5. Payment of Expenses. The Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including (i) expenses relating to the preparation, printing, filing and distribution of the Statutory Prospectus, the Final Prospectus, the Registration Statement and any amendments thereof or supplements thereto and any Permitted Free Writing Prospectus, (ii) expenses relating to the preparation, printing and distribution of this Agreement, the Class A Certificates, the Equipment Notes, the Operative Documents, any Underwriter’s Questionnaire or related matters, the Blue Sky Survey and any Legal Investment Survey by the Underwriter’s counsel, (iii) expenses relating to the issuance and delivery of the Class A Certificates to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) expenses of qualifying the Class A Certificates under state securities laws in accordance with Section 3(f), including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, the Subordination Agent, the Loan Trustee, the Liquidity Provider, the Escrow Agent, the Paying Agent and the Depositary, and the fees and disbursements of their respective counsel, (vii) any fees charged by rating agencies for rating the Class A Certificates, (viii) any fees charged by rating agencies for rating the Class A Certificates, (ix) any costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Class A Certificates, (x) certain fees and expenses of counsel for the Underwriters as heretofore agreed, and (xi) the fees and expenses, if any, incurred in connection with the listing of the Class A Certificates on any securities exchange. The Company will also cause to be paid all expenses incident to the performance of its obligations under the Operative Documents and each of the other agreements and instruments referred to therein.
          If this Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred by them in connection with the offering contemplated by this Agreement.
          6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment to the Registration Statement), or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package or in the Final Prospectus or in any amendment thereof or supplement thereto or in any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in each case, agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus or the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto) or made in those parts of the Registration Statement constituting a Statement of Eligibility under the TIA of a trustee on Form T-1, and (ii) the Company shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Company, except to the extent that such consent is not required pursuant to Section 6(d) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.
          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 6(a), but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement (or any amendment thereto), any Permitted Free Writing Prospectus, the General Disclosure Package, or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto), the General Disclosure Package, any Permitted Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information provided by any Underwriter consists of (i) the statements with respect to the offering of the Class A Certificates by the Underwriters in the third sentence of the second full paragraph under the caption “Underwriting” in the Statutory Prospectus and the Final Prospectus, (ii) the statements with respect to the offering of the Class A Certificates by the Underwriters set forth in the fourth full paragraph under the caption “Underwriting” in the Statutory Prospectus and the Final Prospectus, (iii) the statements with respect to marketing activities by the Underwriters for the Class A Certificates in the third and fourth sentences of the fifth full paragraph under the caption “Underwriting” in the Statutory Prospectus and the Final Prospectus, and (iv) the statements with respect to stabilization and over-allotment of the Class A Certificates by the Underwriters (with respect to themselves only) in the ninth and tenth full paragraphs under the caption

“Underwriting” in the Statutory Prospectus and the Final Prospectus. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.
          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that it may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 6 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise of, or consent to entry of judgment with respect to, includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel payable pursuant to this Section 6, such indemnifying party agrees that it shall be liable for any settlement, compromise or consent to entry of judgment of the nature contemplated by clause (ii) of the proviso in Section 6(a) effected without its written consent if (i) such settlement, compromise or consent to entry of judgment is entered into more than 45 days after receipt by such indemnifying party of the aforesaid notice of request, (ii) such indemnifying party shall have received notice of the terms of such settlement, compromise or consent to entry of judgment at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, compromise or consent to entry of judgment.
          (e) If the indemnification provided for in paragraph (a) or (b) of this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Class A Certificates pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Class A Certificates pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering of the Class A Certificates pursuant to this Agreement (net of underwriting discounts and commissions paid to the Underwriters but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in each case as set forth on the cover of the Final Prospectus, bears to the aggregate initial public offering price of the Class A Certificates as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A Certificates underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the principal amount of Class A Certificates set forth opposite their respective names in Schedule I hereto and not joint.
          7. Default. If any one or more Underwriters shall fail at the Closing Time to purchase and pay for any of the Class A Certificates agreed to be purchased by such Underwriter or Underwriters pursuant to this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate face amount of Class A Certificates specified to be purchased by them in Schedule I bears to the aggregate face amount of Class A Certificates to be purchased by all the remaining Underwriters) the Class A Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate face amount of Class A Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate face amount of Class A Certificates to be purchased pursuant to this Agreement, the remaining Underwriters shall have the right, but not the obligation within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of such Class A Certificates, and if such nondefaulting Underwriters do not complete such arrangements within such 24 hour period, then this Agreement will terminate without liability to any nondefaulting Underwriters or the Company. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect. In the event of a default by any Underwriter as set forth in this Section 7 that does not result in a termination of this Agreement, the Closing Time shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters or the Company shall determine in order that the required changes in the General Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriters for damages occasioned by its default hereunder.
          8. Representations, Warranties, Indemnities and Agreements to Survive Delivery. All representations, warranties, indemnities and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any Underwriter or any controlling person of either and shall survive delivery of any Class A Certificates to the Underwriters.
          9. Termination. This Agreement may be terminated immediately upon notice from you to the Company at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or any material adverse change in the financial markets in the United States or in the international financial markets or any other calamity or crisis the effect of any of which on the financial markets is such as to make it, in your judgment, impracticable to market the Class A Certificates or enforce contracts for the sale of the Class A Certificates, or (iii) if trading in the securities of the Parent has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect.
          10. Notices. All notices and other communications hereunder shall be in writing and effective only upon receipt, and, if sent to the Underwriters, will be mailed or transmitted by any standard form of telecommunication to the Underwriters as set forth in Schedule I or, if sent to the Company, will be mailed or transmitted by any standard form of telecommunication to it at P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616, facsimile no. (817) 967-2199, attention of the Treasurer.
          11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Class A Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
          12. No Fiduciary Duty. The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Class A Certificates contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its subsidiaries. Additionally, no Underwriter is advising the Company or any of its subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Class A Certificates or the process leading thereto (irrespective of whether the Underwriter has advised or is advising the Parent or the Company on other matters). Each Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that it and its affiliates may enter into contractual relationships with purchasers or potential purchasers of the Parent’s or the Company’s securities and that some of these services or relationships may involve interests that differ from those of the Company and need not be disclosed to the Company, unless otherwise required by law. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company or any of its subsidiaries with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that no Underwriter shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim.
          13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          14. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          15. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement.
[Remainder of page intentionally left blank.]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.

Very truly yours,

AMERICAN AIRLINES, INC.

By:	/s/ Beverly K. Goulet

Name: Beverly K. Goulet
Title: Vice President Corporate Development and Treasurer

confirmed and accepted as of
the date first above written:

GOLDMAN, SACHS & CO.
acting individually and as Representative
of the Underwriters named in Schedule I hereto

By:	/s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

MORGAN STANLEY & CO. INCORPORATED
acting individually and as Representative
of the Underwriters named in Schedule I hereto

By:	/s/ Yurij Slyz

Name: Yurij Slyz
Title: Vice President

SCHEDULE A
to
Underwriting
Agreement
Schedule of Issuer Free Writing Prospectuses Included in the Disclosure Package

1.	A first Issuer Free Writing Prospectus, dated June 29, 2009, containing the terms of the Class A Certificates (substantially in the form of Schedule B)

2.	A second issuer Free Writing Prospectus, dated June 29, 2009, containing the roadshow investor presentation of the Company.

SCHEDULE B
to
Underwriting
Agreement
June 29, 2009
American Airlines, Inc. (“American”)

Securities:	Class A Pass Through
	Certificates, Series 2009-1A
	(“Class A Certificates”)

Amount:	$520,110,000

CUSIP:	023763AA3

ISIN:	US023763AA31

Coupon:	10.375%

Amount Available under Class A Liquidity Facility at January 2, 2011[1]:	$ 79,284,839

Initial “Maximum Commitment” under Class A Liquidity Facility:	$ 80,384,638

Public Offering Price:	100%

Make-Whole Spread Over Treasuries:	75 bps

Underwriters Purchase Commitments:	Underwriter	Principal Amount of Class A Certificates
	Goldman, Sachs & Co.	$234,049,500
	Morgan Stanley & Co.
	Incorporated	$234,049,500
	Calyon Securities (USA) Inc.	$ 52,011,000

Underwriting Commission:	$7,801,650

[1]	The first Regular Distribution Date that occurs after all Aircraft available to be financed in this offering are scheduled currently to have been delivered.

 2

Concession to Selling Group Members:	0.900%

Discount to Brokers/Dealers:	0.450%

Underwriting Agreement:	June 29, 2009

Settlement:	July 7, 2009 (T+5) closing date, the 5th business day following the date hereof

Preliminary Prospectus Supplement:	American has prepared and filed with the SEC a Preliminary Prospectus Supplement, dated June 29, 2009, which includes additional information regarding the Class A Certificates
The issuer has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll-free 1-866-471-2526 or Morgan Stanley toll-free 1-866-718-1649 (institutional investors).

SCHEDULE I
to
Underwriting
Agreement
Dated: As of June 29, 2009
AMERICAN AIRLINES, INC.

Face
Amount of
Class A Certificates
Goldman, Sachs & Co.	$234,049,500
Morgan Stanley & Co. Incorporated	$234,049,500
Calyon Securities (USA) Inc.	$52,011,000

Total	$520,110,000
All notices to the Underwriters shall be sent to the Representatives as follows:
Goldman, Sachs & Co.
85 Broad Street, 20th Floor
New York, New York 10004
Attention: Registration Department
Facsimile: (212) 902-3000

and

Morgan Stanley & Co. Incorporated
1585 Broadway, 29th Floor
New York, NY 10036
Attention: Investment Banking Division
Facsimile: (212) 507-8999

SCHEDULE II
to
Underwriting
Agreement
Dated: As of June 29, 2009
AMERICAN AIRLINES, INC.
Underwriting fees, discounts, commissions or other compensation: $7,801,650

Closing date, time and location:	10:00 A.M. on July 7, 2009 at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, NY 10022